Exhibit 99.1

News Release

CONTACT:	Bradley S. Adams (Analysts)	FOR IMMEDIATE RELEASE
	(513) 534-0983	January 17, 2006
Debra DeCourcy (Media)
(513) 534-4153

FIFTH THIRD BANCORP REPORTS FOURTH QUARTER 2005

EARNINGS OF $0.60 PER DILUTED SHARE

Fifth Third Bancorp’s 2005 fourth quarter earnings per diluted share were $.60 compared to $.31 per diluted share for the same period in 2004. Fourth quarter net income totaled $332 million compared to $176 million in the same quarter last year. Return on average assets (ROA) and return on average equity (ROE) were 1.27 percent and 13.9 percent, respectively, compared to 0.72 percent and 7.6 percent in 2004’s fourth quarter. Earnings per diluted share for the full year 2005 were $2.77, an increase of three percent over last year’s earnings of $2.68. ROA for the full year 2005 was 1.50 percent and ROE was 16.6 percent, compared to 1.61 percent and 17.2 percent, respectively, in 2004. Fourth quarter and full year 2004 earnings were negatively impacted by $326 million in total pre-tax ($208 million after-tax) termination charges and securities losses, or $.37 per diluted share, related to balance sheet initiatives undertaken to reduce leverage and improve our interest rate profile for expected market conditions. Earnings and balance sheet comparisons to the prior year are also impacted by the first quarter 2005 acquisition of First National Bankshares of Florida, Inc. (First National).

“Revenue and net income trends were significantly below our expectations entering the year,” stated George A. Schaefer, Jr., President and CEO of Fifth Third Bancorp. “Although loan growth remained strong in 2005, disappointing deposit growth in the first half of the year combined with significant flattening of the yield curve throughout the year provided a challenging environment for Fifth Third. The resulting declines in returns from the securities portfolio have more than offset growth generated from core banking activities this year with spread based revenues, the largest component of our income statement, remaining essentially unchanged from the prior year. Efforts to reduce the level of securities and wholesale funding on the balance sheet began in late 2004 and continued throughout 2005. While restraining balance sheet growth negatively impacts short-term earnings and comparisons to prior periods, we believe that these actions will improve the risk profile of the balance sheet and deliver more consistent returns on invested capital over the long-term. In the short term, we continue to focus on all expense categories given the difficulty of the interest rate environment. While maintaining an appropriate level of investment in our high opportunity markets remains vital to our long-term success, we believe that 2006 will provide opportunities to optimize returns on recent investments and improve expense efficiency in light of current revenue trends.”

“Despite the difficulties encountered this year and their impacts on the performance of our stock, I feel that we have accomplished many things to improve our competitive position and drive revenue and earnings growth in the years to come. We are extremely proud of the efforts of our employees in producing very strong lending results, renewed strength in deposit growth and the strong overall results from Fifth Third Processing Solutions and our commercial line of business. In addition to these core strengths, Fifth Third added numerous new banking center locations in 2005 in extremely attractive deposit markets, meaningfully expanded our sales force and accomplished numerous infrastructure improvements that we believe have improved the earnings potential, efficiency and strength of your company.”

Balance Sheet Trends

Retail transaction account growth and commercial customer additions resulted in strong deposit trends in the second half of 2005. Compared to the fourth quarter last year, average transaction account balances increased by $3.8 billion, or eight percent, highlighted by strong growth in average savings and money market deposits. Compared to the third quarter of 2005, average transaction account balances increased by $1.4 billion, or 11 percent on an annualized sequential basis. On a full year average basis, total transaction deposits increased by $4.8 billion, or 11 percent, over last year. Including consumer time deposits, total core deposits increased by 12 percent over the same quarter last year and 13 percent on an annualized sequential basis. Deposit comparisons to prior year periods are impacted by the first quarter 2005 acquisition of First National. Exclusive of the impact of this transaction, average transaction account balances increased by five percent on a full year basis and average core deposits increased eight percent on the same basis (comparisons are being provided to supplement an understanding of the fundamental deposit trends).

Loan and lease balances exhibited continued strength with average loans and leases increasing by $1.9 billion from last quarter, or 11 percent on an annualized sequential basis, and by 19 percent on a full year average basis. On a period end basis, total loans and leases increased by 18 percent over the same quarter last year and by seven percent on an annualized sequential basis. Period end commercial loan and lease balances increased by 22 percent over the same quarter last year and by $1.3 billion, or 14 percent on an annualized sequential basis. Period end consumer loan and lease balances, excluding residential mortgage, increased by 14 percent over the same quarter last year and by three percent on an annualized sequential basis. Loan and lease comparisons to prior year periods are impacted by the addition of approximately $3.9 billion in total loans in conjunction with the acquisition of First National. Exclusive of the impact of this transaction, period end commercial loan and lease balances increased by 14 percent and period end consumer loan and lease balances, excluding residential mortgage, increased by 12 percent over last year (comparisons are being provided to supplement an understanding of fundamental lending trends).

Net Interest Income

Net interest income on a fully taxable equivalent basis decreased two percent on a full year basis due to 25 basis points (bp) of contraction in the net interest margin. Margin compression during 2005 largely resulted from decreases in the net interest rate spread associated with increases in rates paid across deposit and other funding categories, continued mix shifts within the deposit base to higher cost time deposits and the prolonged and significant flattening of the yield curve throughout the year. Fifth Third is focused on growing core deposit balances and remains optimistic that recent trend improvement will continue in 2006 in order to improve the funding mix, more effectively fund future loan growth and improve net interest margin trends.

Compared to the fourth quarter of 2004, net interest income on a fully taxable equivalent basis decreased two percent, despite five percent growth in average earning assets, due to a 24 bp decline in the net interest margin. Earning asset growth relative to the fourth quarter of 2004 has been muted due to a reduction of $6.3 billion in the average available-for-sale securities portfolio. In addition to the resulting impact from a decreasing net interest rate spread and the flattening yield curve, margin, net interest income and earning asset trends and comparisons to prior year periods are impacted by common stock repurchase activity, the impact of sales and cash flows in the reduction of the available-for-sale securities portfolio and the first quarter 2005 acquisition of First National, including a modestly negative impact to net interest income from purchase accounting loan and deposit net amortization.

Compared to the third quarter of 2005, net interest income on a fully taxable equivalent basis decreased by $10 million, or five percent annualized, due to modest growth in average earning assets and 5 bp of contraction in the net interest margin. Fourth quarter earning asset growth was muted by efforts to reduce the risks associated with increasing short-term interest rates including the maintenance of strong capital levels through reductions in the available-for-sale securities portfolio. Due to the timing of sale activities at the end of the third quarter, the available-for-sale securities portfolio decreased approximately $1.7 billion on an average basis and $460 million on a period end basis from third quarter levels.

Noninterest Income

Improved performance in certain business line revenue segments resulted in good noninterest income performance in the fourth quarter of 2005. Overall noninterest income, excluding operating lease revenues and securities gains and losses, increased by 18 percent over the same quarter last year and 16 percent on an annualized sequential basis.

Fifth Third Processing Solutions, our electronic payment processing division, delivered a 16 percent increase in revenues over the same quarter last year and an 18 percent increase on a full year basis. Full year revenue comparisons are impacted by the second quarter 2004 sale of certain small merchant processing contracts. Exclusive of the impact of this transaction, electronic payment processing revenue increased 23 percent on a full year basis (comparisons are being provided to supplement an understanding of fundamental revenue trends). Fourth quarter trends are representative of continuing momentum in attracting new customer relationships and moderated by slower growth in the level of retail sales transaction volumes in the fourth quarter of 2005. Fifth Third remains confident in the near and intermediate term growth outlook in this business and continues to see significant opportunities to attract new financial institution customers and retailers.

Sales of retail deposit accounts and corporate treasury management products led to an increase in deposit service revenues of six percent over the same quarter last year and one percent on a full year basis. Retail deposit revenues strengthened in the latter half of 2005 and increased by seven percent over the same quarter last year and three percent on a full year basis. Commercial deposit revenues increased by three percent over the same quarter last year and were essentially unchanged on a full year basis with good growth in the number of relationships mitigated by the impacts of higher interest rates on compensating balances in commercial deposit accounts. Compared to the third quarter of 2005, deposit service revenues declined modestly primarily due to a decrease in consumer overdraft related revenues.

Investment Advisory revenues increased by five percent over the same quarter last year and were essentially unchanged on a full year basis. Modest revenue in 2005 resulted primarily from declines in brokerage related revenues. Fifth Third continues to focus its efforts on improving execution in retail brokerage and growing the institutional money management business by improving penetration and cross-sell in our large middle market commercial customer base. Fifth Third Investment Advisors, among the largest money managers in the Midwest, has $33 billion in assets under management and $196 billion in assets under care.

Mortgage net service revenue totaled $42 million in the fourth quarter and $174 million on a full year basis compared to $24 million in 2004’s fourth quarter and $178 million in all of 2004. Mortgage originations remained strong and totaled $2.5 billion in the fourth quarter versus $2.9 billion last quarter and $2.0 billion in the fourth quarter of last year. Fourth quarter mortgage banking net service revenue was comprised of $65 million in total mortgage banking fees and loan sales, less $13 million in amortization and valuation adjustments on mortgage servicing rights and less $10 million of losses and mark-to-market adjustments on both settled and outstanding free-standing derivative financial instruments. The mark-to-market adjustments and settlement of free-standing derivative financial instruments and corresponding valuation adjustments resulted from interest rate volatility and the resulting impact of changing prepayment speeds on the mortgage servicing portfolio. The mortgage servicing asset, net of the valuation reserve, was $433 million at December 31, 2005 on a servicing portfolio of $25.7 billion, compared to $408 million last quarter on a servicing portfolio of $24.5 billion.

Other noninterest income totaled $165 million in the fourth quarter and $620 million on a full year basis, compared to $125 million in the same quarter last year and $671 million for all of 2004. Comparison of full year results are impacted by a 2004 total pre-tax gain of approximately $157 million on the second and third quarter sales of certain third-party sourced merchant processing contracts. Exclusive of the impact of this transaction, other noninterest income increased by 20 percent on a full year basis primarily due to strong growth in commercial banking revenues, customer interest rate derivative sales, bank owned life insurance and cardholder fees; comparisons being provided to supplement an understanding of fundamental revenue trends. Compared to the third quarter of 2005, other noninterest income increased by $20 million due to very strong growth in commercial banking revenues and customer interest rate derivative sales.

Credit Quality

Fourth quarter credit quality trends reflect an elevated level of net charge-offs associated with approximately $27 million in previously announced losses to bankrupt commercial airline carriers and an increase in consumer loan and lease losses associated with increased personal bankruptcies prior to the recently enacted reform legislation. Net charge-offs as a percentage of average loans and leases were 67 bp in the fourth quarter, compared to 38 bp last quarter and 44 bp in the fourth quarter of 2004. Nonperforming assets were 52 bp of total loans and leases and other real estate owned at December 31, 2005, compared to 51 bp last quarter and in the year ago fourth quarter. Overall, the level of nonperforming loans and net charge-offs remains a small percentage of the total loan and lease portfolio. Net charge-offs were $117 million in the fourth quarter, compared to $65 million in the same quarter last year and $64 million in the third quarter of 2005. The provision for loan and lease losses totaled $134 million in the fourth quarter compared to $65 million in the same quarter last year and $69 million in the third quarter of 2005. The allowance for loan and lease losses represents 1.06 percent of total loans and leases outstanding as of December 31, 2005, compared to 1.06 percent last quarter and 1.19 percent in the same quarter last year. Comparisons to the level of prior year allowance for loan and lease losses are impacted by the first quarter 2005 acquisition of First National. The loan and lease assets of First National were recorded on Fifth Third’s balance sheet at their respective fair values as of January 1, 2005. Estimated credit impairment was included in this determination of fair value; therefore, the previously existing allowance for loan and lease losses did not carryover to the allowance for loan and lease losses on Fifth Third’s balance sheet.

Noninterest Expense

Total noninterest expense decreased by 18 percent compared to the same quarter last year and by two percent on a full year basis. Comparisons to prior periods are impacted by the previously disclosed $247 million charge related to the early retirement of approximately $2.8 billion of long-term debt in the fourth quarter of 2004 and a $78 million charge related to the early retirement of approximately $1 billion of long-term debt in the second quarter of 2004. Exclusive of the impact of these termination charges, total noninterest expense increased by 11 percent in both the fourth quarter and on a full year basis primarily due to increases in sales force headcount, information technology and occupancy expenditures related to the addition of 63 de-novo banking centers in 2005 that did not involve relocation. Compared to the third quarter of 2005, total noninterest expense increased by $31 million due to growth in volume related bankcard expenditures, approximately $9 million in fraud related expenses and approximately $10 million in tax related expense.

Fifth Third expects growth in noninterest expenses in 2006 to be modest with continued management focus in light of current revenue trends. Cost savings initiatives will be somewhat mitigated by continuing investment in certain high opportunity markets, including the expected addition of approximately 50 net new banking centers throughout the year, in order to provide greater convenience to our customers and drive deposit and loan growth. Fifth Third’s efficiency ratio was 55.6 percent in the fourth quarter and 53.2 percent on a full year basis compared to 76.0 percent and 53.9 percent in the same periods last year.

Conference Call

Fifth Third will host a conference call to discuss these fourth quarter financial results at 8:30 a.m. (Eastern Time) today. Investors, analysts and other interested parties may dial into the conference call at 877-309-0967 for domestic access and 706-679-3977 for international access (password: Fifth Third). A replay of the conference call will be available for approximately seven days by dialing 800-642-1687 for domestic access and 706-645-9291 for international access (passcode: 4130197#).

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. The Company has $105.2 billion in assets, operates 19 affiliates with 1,119 full-service Banking Centers, including 119 Bank Mart® locations open seven days a week inside select grocery stores and 2,024 Jeanie® ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania and Missouri. The financial strength of Fifth Third’s Ohio and Michigan banks continues to be recognized by rating agencies with deposit ratings of AA- and Aa1 from Standard & Poor’s and Moody’s, respectively. Additionally, Fifth Third Bancorp continues to maintain among the highest short-term ratings available at A-1+ and Prime-1 and is recognized by Moody’s with one of the highest senior debt ratings for any U.S. bank holding company of Aa2. Fifth Third operates four main businesses: Retail, Commercial, Investment Advisors and Fifth Third Processing Solutions. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded through the NASDAQ® National Market System under the symbol “FITB.”

This press release may contain forward-looking statements about Fifth Third Bancorp and/or the company as combined with acquired entities within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This press release may contain certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Bancorp and/or the combined company including statements preceded by, followed by or that include the words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the states in which the Bancorp, one or more acquired entities and/or the combined company do business, are less favorable than expected; (5) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (6) changes and trends in the securities markets; (7) legislative or regulatory changes or actions, or significant litigation, adversely affect the Bancorp, one or more acquired entities and/or the combined company or the businesses in which the Bancorp, one or more acquired entities and/or the combined company are engaged; (8) difficulties in combining the operations of acquired entities and (9) the impact of reputational risk created by the developments discussed above on such matters as business generation and retention, funding and liquidity. The Bancorp undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this press release.

# # #

FIFTH THIRD BANCORP AND SUBSIDIARIES

Quarterly Financial Review for December 31, 2005

Table of Contents

Financial Highlights	8-9
Consolidated Statements of Income	10
Consolidated Statements of Income (Taxable Equivalent)	11
Consolidated Balance Sheets	12-13
Consolidated Statements of Changes in Shareholders’ Equity	14
Average Balance Sheet and Yield Analysis	15-17
Summary of Loans and Leases	18
Regulatory Capital	19
Asset Quality	20

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended			% Change				Year to Date		% Change
	December 2005	September 2005	December 2004	Yr/Yr		Seq		December 2005	December 2004	Yr/Yr
Income Statement Data
Net interest income (a)	$735	$745	$752	(2%	)	(1%	)	$2,996	$3,048	(2%	)
Noninterest income	636	622	479	33%		2%		2,500	2,465	1%
Total revenue (a)	1,371	1,367	1,231	11%		-		5,496	5,513	-
Provision for loan and lease losses	134	69	65	106%		94%		330	268	23%
Noninterest expense	763	732	935	(18%	)	4%		2,927	2,972	(2%	)
Net income	332	395	176	89%		(16%	)	1,549	1,525	2%
Common Share Data
Earnings per share, basic	$0.60	$0.71	$0.31	94%		(15%	)	$2.79	$2.72	3%
Earnings per share, diluted	0.60	0.71	0.31	94%		(15%	)	2.77	2.68	3%
Cash dividends per common share	0.38	0.38	0.35	9%		-		1.46	1.31	11%
Book value per share	17.00	16.93	16.00	6%		-		17.00	16.00	6%
Dividend payout ratio	63.3%	53.5%	112.9%	(44%	)	18%		52.7%	48.9%	8%
Market price per share:
High	$42.50	$43.99	$52.34	(19%	)	(3%	)	$48.12	$60.00	(20%	)
Low	35.04	36.38	45.32	(23%	)	(4%	)	35.04	45.32	(23%	)
End of period	37.72	36.75	47.30	(20%	)	3%		37.72	47.30	(20%	)
Common shares outstanding (in thousands)	555,623	554,400	557,649	-		-		555,623	557,649	-
Average common shares outstanding (in thousands):
Basic	553,591	553,855	560,162	(1%	)	-		554,411	561,259	(1%	)
Diluted	556,322	557,681	566,108	(2%	)	-		558,443	568,234	(2%	)
Market capitalization	$20,958	$20,374	$26,377	(21%	)	3%		$20,958	$26,377	(21%	)
Price/earnings ratio (b)	13.57	14.76	17.65	(23%	)	(8%	)	13.57	17.65	(23%	)
Financial Ratios
Return on average assets	1.27%	1.51%	0.72%	76%		(16%	)	1.50%	1.61%	(7%	)
Return on average equity	13.9%	16.6%	7.6%	83%		(16%	)	16.6%	17.2%	(3%	)
Noninterest income as a percent of total revenue	46%	46%	39%	18%		-		45%	45%	-
Average equity as a percent of average assets	9.12%	9.11%	9.51%	(4%	)	-		9.06%	9.34%	(3%	)
Net interest margin (a)	3.11%	3.16%	3.35%	(7%	)	(2%	)	3.23%	3.48%	(7%	)
Efficiency (a)	55.6%	53.5%	76.0%	(27%	)	4%		53.2%	53.9%	(1%	)
Effective tax rate	28.9%	29.2%	20.9%	38%		(1%	)	29.9%	31.8%	(6%	)
Credit Quality
Net losses charged off	$117	$64	$65	80%		83%		$299	$252	19%
Net losses charged off as a percent of average loans and leases	0.67%	0.38%	0.44%	52%		76%		0.45%	0.45%	-
Allowance for loan and lease losses as a percent of loans and leases	1.06%	1.06%	1.19%	(11%	)	-		1.06%	1.19%	(11%	)
Allowance for credit losses as a percent of loans and leases	1.16%	1.16%	1.31%	(11%	)	-		1.16%	1.31%	(11%	)
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned	0.52%	0.51%	0.51%	2%		2%		0.52%	0.51%	2%
Underperforming assets as a percent of loans, leases and other assets, including other real estate owned	0.74%	0.74%	0.74%	-		-		0.74%	0.74%	-
Average Balances
Loans and leases, including held for sale	$70,489	$68,556	$59,440	19%		3%		$67,737	$57,042	19%
Total securities and other short-term investments	23,274	24,915	29,725	(22%	)	(7%	)	24,999	30,597	(18%	)
Total assets	103,988	103,699	97,062	7%		-		102,876	94,896	8%
Transaction deposits	48,937	47,568	45,126	8%		3%		47,929	43,175	11%
Core deposits	58,080	56,298	51,807	12%		3%		56,420	49,383	14%
Interest-bearing deposits	52,038	50,402	44,879	16%		3%		50,520	43,908	15%
Short-term borrowings	9,179	9,620	11,208	(18%	)	(5%	)	9,511	13,539	(30%	)
Long-term debt	15,956	16,914	15,585	2%		(6%	)	16,384	13,323	23%
Shareholders’ equity	9,480	9,451	9,229	3%		-		9,317	8,860	5%
Regulatory Capital Ratios (c)
Tier 1 capital	8.43%	8.45%	10.31%	(18%	)	-		8.43%	10.31%	(18%	)
Total risk-based capital	10.51%	10.57%	12.31%	(15%	)	(1%	)	10.51%	12.31%	(15%	)
Tier 1 leverage	8.08%	7.93%	8.89%	(9%	)	2%		8.08%	8.89%	(9%	)
Operations
Banking centers	1,119	1,106	1,011	11%		1%		1,119	1,011	11%
ATMs	2,024	1,996	1,898	7%		1%		2,024	1,898	7%
Full-time equivalent employees	21,681	21,674	19,659	10%		-		21,681	19,659	10%

(a) Presented on a fully taxable equivalent basis

(b) Based on the most recent twelve-month diluted earnings per share and end of period stock prices

(c) Current period regulatory capital ratios are estimates

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended
	December 2005	September 2005	June 2005	March 2005	December 2004
Income Statement Data
Net interest income (a)	$735	$745	$758	$759	$752
Noninterest income	636	622	635	607	479
Total revenue (a)	1,371	1,367	1,393	1,366	1,231
Provision for loan and lease losses	134	69	60	67	65
Noninterest expense	763	732	728	705	935
Net income	332	395	417	405	176

Common Share Data
Earnings per share, basic	$0.60	$0.71	$0.75	$0.73	$0.31
Earnings per share, diluted	0.60	0.71	0.75	0.72	0.31
Cash dividends per common share	0.38	0.38	0.35	0.35	0.35
Book value per share	17.00	16.93	16.82	16.04	16.00
Dividend payout ratio	63.3%	53.5%	46.7%	48.6%	112.9%
Market price per share:
High	$42.50	$43.99	$44.67	$48.12	$52.34
Low	35.04	36.38	40.24	42.05	45.32
End of period	37.72	36.75	41.17	42.98	47.30
Common shares outstanding (in thousands)	555,623	554,400	555,938	554,055	557,649
Average common shares outstanding (in thousands):
Basic	553,591	553,855	553,872	556,362	560,162
Diluted	556,322	557,681	558,176	561,659	566,108
Market capitalization	$20,958	$20,374	$22,888	$23,813	$26,377
Price/earnings ratio (b)	13.57	14.76	15.77	16.22	17.65

Financial Ratios
Return on average assets	1.27%	1.51%	1.63%	1.62%	0.72%
Return on average equity	13.9%	16.6%	18.1%	18.0%	7.6%
Noninterest income as a percent of total revenue	46%	46%	46%	44%	39%
Average equity as a percent of average assets	9.12%	9.11%	8.98%	9.02%	9.51%
Net interest margin (a)	3.11%	3.16%	3.29%	3.38%	3.35%
Efficiency (a)	55.6%	53.5%	52.2%	51.6%	76.0%
Effective tax rate	28.9%	29.2%	30.1%	30.9%	20.9%

Credit Quality
Net losses charged off	$117	$64	$55	$63	$65
Net losses charged off as a percent of average loans and leases	0.67%	0.38%	0.34%	0.40%	0.44%
Allowance for loan and lease losses as a percent of loans and leases	1.06%	1.06%	1.09%	1.11%	1.19%
Allowance for credit losses as a percent of loans and leases	1.16%	1.16%	1.20%	1.21%	1.31%
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned	0.52%	0.51%	0.51%	0.53%	0.51%
Underperforming assets as a percent of loans, leases and other assets, including other real estate owned	0.74%	0.74%	0.71%	0.73%	0.74%

Average Balances
Loans and leases, including held for sale	$70,489	$68,556	$66,762	$65,076	$59,440
Total securities and other short-term investments	23,274	24,915	25,716	26,119	29,725
Total assets	103,988	103,699	102,765	101,009	97,062
Transaction deposits	48,937	47,568	47,624	47,581	45,126
Core deposits	58,080	56,298	55,910	55,368	51,807
Interest-bearing deposits	52,038	50,402	49,858	49,763	44,879
Short-term borrowings	9,179	9,620	9,372	9,878	11,208
Long-term debt	15,956	16,914	17,049	15,604	15,585
Shareholders’ equity	9,480	9,451	9,224	9,108	9,229

Regulatory Capital Ratios (c)
Tier 1 capital	8.43%	8.45%	8.48%	8.40%	10.31%
Total risk-based capital	10.51%	10.57%	10.80%	10.78%	12.31%
Tier 1 leverage	8.08%	7.93%	7.76%	7.62%	8.89%

Operations
Banking centers	1,119	1,106	1,098	1,092	1,011
ATMs	2,024	1,996	1,994	1,988	1,898
Full-time equivalent employees	21,681	21,674	21,594	21,287	19,659

(a) Presented on a fully taxable equivalent basis

(b) Based on the most recent twelve-month diluted earnings per share and end of period stock prices

(c) Current period regulatory capital ratios are estimates

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income

$ in millions

(unaudited)

	For the Three Months Ended			% Change				Year to Date		% Change
	December 2005	September 2005	December 2004	Yr/Yr		Seq		December 2005	December 2004	Yr/Yr
Interest Income
Interest and fees on loans and leases	$1,098	$1,017	$775	42%		8%		$3,918	$2,847	38%
Interest on securities:
Taxable	243	255	293	(17%	)	(5%	)	1,032	1,217	(15%	)
Exempt from income taxes	9	10	11	(18%	)	(10%	)	39	45	(13%	)
Total interest on securities	252	265	304	(17%	)	(5%	)	1,071	1,262	(15%	)
Interest on other short-term investments	2	1	2	-		100%		6	5	20%
Total interest income	1,352	1,283	1,081	25%		5%		4,995	4,114	21%

Interest Expense
Interest on deposits:
Interest checking	94	86	56	68%		9%		314	174	80%
Savings	67	48	21	219%		40%		176	58	203%
Money market	50	37	16	213%		35%		140	39	259%
Other time	81	68	45	80%		19%		263	162	62%
Certificates - $100,000 and over	40	34	13	208%		18%		129	48	169%
Foreign office	37	34	20	85%		9%		126	58	117%
Total interest on deposits	369	307	171	116%		20%		1,148	539	113%
Interest on federal funds purchased	49	35	24	104%		40%		138	77	79%
Interest on short-term bank notes	-	-	6	(100%	)	NM		6	15	(60%	)
Interest on other short-term borrowings	36	41	22	64%		(12%	)	138	78	77%
Interest on long-term debt	170	163	115	48%		4%		600	393	53%
Total interest expense	624	546	338	85%		14%		2,030	1,102	84%

Net Interest Income	728	737	743	(2%	)	(1%	)	2,965	3,012	(2%	)

Provision for loan and lease losses	134	69	65	106%		94%		330	268	23%
Net interest income after provision for loan and lease losses	594	668	678	(12%	)	(11%	)	2,635	2,744	(4%	)

Noninterest Income
Electronic payment processing revenue	200	187	173	16%		7%		735	622	18%
Service charges on deposits	133	137	126	6%		(3%	)	522	515	1%
Mortgage banking net revenue	42	45	24	75%		(7%	)	174	178	(2%	)
Investment advisory revenue	86	89	82	5%		(3%	)	355	360	(1%	)
Other noninterest income	165	145	125	32%		14%		620	671	(8%	)
Operating lease revenue	9	11	27	(67%	)	(18%	)	55	156	(65%	)
Securities gains (losses), net	1	8	(78)	NM		(88%	)	39	(37)	NM
Total noninterest income	636	622	479	33%		2%		2,500	2,465	1%

Noninterest Expense
Salaries, wages and incentives	287	285	266	8%		1%		1,133	1,018	11%
Employee benefits	65	70	56	16%		(7%	)	283	261	8%
Equipment expense	29	26	23	26%		12%		105	84	25%
Net occupancy expense	59	54	48	23%		9%		221	185	19%
Operating lease expense	6	8	20	(70%	)	(25%	)	40	114	(65%	)
Other noninterest expense	317	289	522	(39%	)	10%		1,145	1,310	(13%	)
Total noninterest expense	763	732	935	(18%	)	4%		2,927	2,972	(2%	)
Income before income taxes	467	558	222	110%		(16%	)	2,208	2,237	(1%	)
Applicable income taxes	135	163	46	193%		(17%	)	659	712	(7%	)
Net income	$332	$395	$176	89%		(16%	)	$1,549	$1,525	2%
Net income available to common shareholders (a)	$332	$395	$176	89%		(16%	)	$1,548	$1,524	2%

(a) Dividends on preferred stock are $.185 million for all quarters presented and $.740 for all year to date periods presented

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income (Taxable Equivalent)

$ in millions

(unaudited)

	For the Three Months Ended
	December 2005	September 2005	June 2005	March 2005	December 2004
Interest Income
Interest and fees on loans and leases	$1,098	$1,017	$936	$867	$775
Interest on securities:
Taxable	243	255	268	267	293
Exempt from income taxes	9	10	10	10	11
Total interest on securities	252	265	278	277	304
Interest on other short-term investments	2	1	1	1	2
Total interest income	1,352	1,283	1,215	1,145	1,081
Taxable equivalent adjustment	7	8	8	8	9
Total interest income (taxable equivalent)	1,359	1,291	1,223	1,153	1,090

Interest Expense
Interest on deposits:
Interest checking	94	86	71	63	56
Savings	67	48	35	27	21
Money market	50	37	28	25	16
Other time	81	68	61	52	45
Certificates - $100,000 and over	40	34	29	25	13
Foreign office	37	34	29	27	20
Total interest on deposits	369	307	253	219	171
Interest on federal funds purchased	49	35	29	25	24
Interest on short-term bank notes	-	-	2	5	6
Interest on other short-term borrowings	36	41	34	27	22
Interest on long-term debt	170	163	147	118	115
Total interest expense	624	546	465	394	338

Net interest income (taxable equivalent)	735	745	758	759	752

Provision for loan and lease losses	134	69	60	67	65
Net interest income (taxable equivalent) after provision for loan and lease losses	601	676	698	692	687

Noninterest Income
Electronic payment processing revenue	200	187	180	168	173
Service charges on deposits	133	137	132	121	126
Mortgage banking net revenue	42	45	46	41	24
Investment advisory revenue	86	89	91	90	82
Other noninterest income	165	145	156	153	125
Operating lease revenue	9	11	15	20	27
Securities gains (losses), net	1	8	15	14	(78)
Total noninterest income	636	622	635	607	479

Noninterest Expense
Salaries, wages and incentives	287	285	295	265	266
Employee benefits	65	70	67	82	56
Equipment expense	29	26	25	25	23
Net occupancy expense	59	54	54	54	48
Operating lease expense	6	8	10	15	20
Other noninterest expense	317	289	277	264	522
Total noninterest expense	763	732	728	705	935
Income before income taxes (taxable equivalent)	474	566	605	594	231
Taxable equivalent adjustment	7	8	8	8	9
Income before income taxes	467	558	597	586	222
Applicable income taxes	135	163	180	181	46
Net income	$332	$395	$417	$405	$176
Net income available to common shareholders (a)	$332	$395	$417	$404	$176

(a) Dividends on preferred stock are $.185 million for all quarters presented

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of			% Change
	December 2005	September 2005	December 2004	Yr/Yr		Annual Seq
Assets
Cash and due from banks	$3,078	$3,372	$2,561	20%		(35%	)
Available-for-sale securities (a)	21,924	22,537	24,687	(11%	)	(11%	)
Held-to-maturity securities (b)	389	332	255	53%		68%
Trading securities	117	105	77	52%		45%
Other short-term investments	158	113	532	(70%	)	158%
Loans held for sale	1,304	1,237	559	133%		21%
Portfolio loans and leases:
Commercial loans	19,174	18,591	16,058	19%		12%
Construction loans	7,037	6,529	4,726	49%		31%
Commercial mortgage loans	9,188	9,138	7,636	20%		2%
Commercial lease financing	4,852	4,731	4,634	5%		10%
Residential mortgage loans	7,152	7,353	6,988	2%		(11%	)
Consumer loans	22,084	21,786	18,923	17%		5%
Consumer lease financing	1,751	1,910	2,273	(23%	)	(33%	)
Unearned income	(1,313)	(1,284)	(1,430)	(8%	)	9%
Portfolio loans and leases	69,925	68,754	59,808	17%		7%
Allowance for loan and lease losses	(744)	(727)	(713)	4%		9%
Portfolio loans and leases, net	69,181	68,027	59,095	17%		7%
Bank premises and equipment	1,726	1,643	1,315	31%		20%
Operating lease equipment	143	159	304	(53%	)	(40%	)
Accrued interest receivable	511	482	397	29%		24%
Goodwill	2,169	2,176	979	122%		(1%	)
Intangible assets	208	220	150	39%		(22%	)
Servicing rights	441	417	352	25%		23%
Other assets	3,876	3,788	3,193	21%		9%
Total assets	$105,225	$104,608	$94,456	11%		2%

Liabilities
Deposits:
Demand	$14,609	$14,294	$13,486	8%		9%
Interest checking	18,282	18,169	19,481	(6%	)	2%
Savings	11,276	10,437	8,310	36%		32%
Money market	6,129	5,855	4,321	42%		19%
Other time	9,313	8,867	6,837	36%		20%
Certificates - $100,000 and over	4,343	4,195	2,121	105%		14%
Foreign office	3,482	3,678	3,670	(5%	)	(21%	)
Total deposits	67,434	65,495	58,226	16%		12%
Federal funds purchased	5,323	3,548	4,714	13%		198%
Short-term bank notes	-	-	775	(100%	)	NM
Other short-term borrowings	4,246	6,075	4,537	(6%	)	(119%	)
Accrued taxes, interest and expenses	2,142	2,136	2,216	(3%	)	1%
Other liabilities	1,407	1,447	1,081	30%		(11%	)
Long-term debt	15,227	16,522	13,983	9%		(31%	)
Total liabilities	95,779	95,223	85,532	12%		2%
Total shareholders’ equity (c)	9,446	9,385	8,924	6%		3%
Total liabilities and shareholders’ equity	$105,225	$104,608	$94,456	11%		2%
(a) Amortized cost	$22,533	$22,993	$24,801	(9%	)	(8%	)
(b) Market values	389	332	255	53%		68%
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	1,300,000	1,300,000	1,300,000	-		-
Outstanding, excluding treasury	555,623	554,400	557,649	-		1%
Treasury	27,804	29,027	25,803	8%		(17%	)

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of
	December 2005	September 2005	June 2005	March 2005	December 2004
Assets
Cash and due from banks	$3,078	$3,372	$2,781	$2,420	$2,561
Available-for-sale securities (a)	21,924	22,537	24,647	25,101	24,687
Held-to-maturity securities (b)	389	332	307	303	255
Trading securities	117	105	84	128	77
Other short-term investments	158	113	113	1,213	532
Loans held for sale	1,304	1,237	783	809	559
Portfolio loans and leases:
Commercial loans	19,174	18,591	18,013	17,500	16,058
Construction loans	7,037	6,529	6,201	5,922	4,726
Commercial mortgage loans	9,188	9,138	9,091	9,048	7,636
Commercial lease financing	4,852	4,731	4,639	4,533	4,634
Residential mortgage loans	7,152	7,353	7,042	7,416	6,988
Consumer loans	22,084	21,786	20,610	19,698	18,923
Consumer lease financing	1,751	1,910	1,994	2,099	2,273
Unearned income	(1,313)	(1,284)	(1,294)	(1,314)	(1,430)
Portfolio loans and leases	69,925	68,754	66,296	64,902	59,808
Allowance for loan and lease losses	(744)	(727)	(722)	(717)	(713)
Portfolio loans and leases, net	69,181	68,027	65,574	64,185	59,095
Bank premises and equipment	1,726	1,643	1,581	1,529	1,315
Operating lease equipment	143	159	161	224	304
Accrued interest receivable	511	482	451	438	397
Goodwill	2,169	2,176	2,178	2,167	979
Intangible assets	208	220	231	243	150
Servicing rights	441	417	378	378	352
Other assets	3,876	3,788	3,891	3,575	3,193
Total assets	$105,225	$104,608	$103,160	$102,713	$94,456

Liabilities
Deposits:
Demand	$14,609	$14,294	$14,393	$13,960	$13,486
Interest checking	18,282	18,169	18,811	19,722	19,481
Savings	11,276	10,437	9,653	9,711	8,310
Money market	6,129	5,855	4,732	4,777	4,321
Other time	9,313	8,867	8,513	8,017	6,837
Certificates - $100,000 and over	4,343	4,195	3,986	3,867	2,121
Foreign office	3,482	3,678	3,089	5,257	3,670
Total deposits	67,434	65,495	63,177	65,311	58,226
Federal funds purchased	5,323	3,548	4,523	2,669	4,714
Short-term bank notes	-	-	-	775	775
Other short-term borrowings	4,246	6,075	4,972	4,925	4,537
Accrued taxes, interest and expenses	2,142	2,136	2,456	2,273	2,216
Other liabilities	1,407	1,447	1,185	1,551	1,081
Long-term debt	15,227	16,522	17,494	16,321	13,983
Total liabilities	95,779	95,223	93,807	93,825	85,532
Total shareholders’ equity (c)	9,446	9,385	9,353	8,888	8,924
Total liabilities and shareholders’ equity	$105,225	$104,608	$103,160	$102,713	$94,456
(a) Amortized cost	$22,533	$22,993	$24,814	$25,558	$24,801
(b) Market values	389	332	307	303	255
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	1,300,000	1,300,000	1,300,000	1,300,000	1,300,000
Outstanding, excluding treasury	555,623	554,400	555,938	554,055	557,649
Treasury	27,804	29,027	27,489	29,372	25,803

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Changes in Shareholders’ Equity

$ in millions

(unaudited)

	For the Three Months Ended		Year to Date
	December 2005	December 2004	December 2005	December 2004
Total shareholders’ equity, beginning	$9,385	$9,040	$8,924	$8,667
Net income	332	176	1,549	1,525
Other comprehensive income, net of tax:
Change in unrealized gains and (losses):
Available-for-sale securities	(99)	53	(323)	(23)
Qualifying cash flow hedges	4	(6)	20	(25)
Change in additional pension liability	(1)	2	59	(1)
Comprehensive income	236	225	1,305	1,476
Cash dividends declared:
Common stock	(211)	(195)	(810)	(735)
Preferred stock (a)	-	-	(1)	(1)
Stock-based awards exercised, including treasury shares issued	30	11	85	89
Stock-based compensation expense	12	23	65	87
Loans repaid (issued) related to exercise of stock-based awards, net	3	2	11	-
Change in corporate tax benefit related to stock-based compensation	(9)	2	6	11
Shares acquired for treasury	(1)	(183)	(1,649)	(987)
Shares issued in business combination	-	-	1,509	317
Other	1	(1)	1	-
Total shareholders’ equity, ending	$9,446	$8,924	$9,446	$8,924

(a) Dividends on preferred stock are $.185 million for all quarters presented and $.740 for all year to date periods presented

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended			% Change
	December 2005	September 2005	December 2004	Yr/Yr		Annual Seq
Assets
Interest-earning assets:
Loans and leases	$70,489	$68,556	$59,440	19%		11%
Taxable securities	22,376	24,013	28,379	(21%	)	(27%	)
Tax exempt securities	698	787	866	(19%	)	(45%	)
Other short-term investments	200	115	480	(58%	)	293%
Total interest-earning assets	93,763	93,471	89,165	5%		1%
Cash and due from banks	2,847	2,742	2,445	16%		15%
Other assets	8,105	8,207	6,171	31%		(5%	)
Allowance for loan and lease losses	(727)	(721)	(719)	1%		3%
Total assets	$103,988	$103,699	$97,062	7%		1%

Liabilities
Interest-bearing liabilities:
Interest checking	$17,828	$18,498	$19,345	(8%	)	(14%	)
Savings	11,036	9,939	8,447	31%		44%
Money market	5,974	5,154	4,227	41%		63%
Other time	9,143	8,730	6,681	37%		19%
Certificates - $100,000 and over	4,354	4,156	2,106	107%		19%
Foreign office	3,703	3,925	4,073	(9%	)	(22%	)
Federal funds purchased	4,771	4,001	4,880	(2%	)	76%
Short-term bank notes	-	-	1,188	(100%	)	NM
Other short-term borrowings	4,408	5,619	5,140	(14%	)	(86%	)
Long-term debt	15,956	16,914	15,585	2%		(22%	)
Total interest-bearing liabilities	77,173	76,936	71,672	8%		1%
Demand deposits	14,099	13,977	13,107	8%		3%
Other liabilities	3,236	3,335	3,054	6%		(12%	)
Total liabilities	94,508	94,248	87,833	8%		1%
Shareholders’ equity	9,480	9,451	9,229	3%		1%
Total liabilities and shareholders’ equity	$103,988	$103,699	$97,062	7%		1%

Average common shares outstanding (in thousands):
Basic	553,591	553,855	560,162	(1%	)	-
Diluted	556,322	557,681	566,108	(2%	)	(1%	)

Yield Analysis
Interest-earning assets:
Loans and leases	6.20%	5.90%	5.20%
Taxable securities	4.31%	4.22%	4.11%
Tax exempt securities	7.51%	7.42%	7.37%
Other short-term investments	4.41%	3.49%	2.00%
Total interest-earning assets	5.75%	5.48%	4.86%

Interest-bearing liabilities:
Interest checking	2.10%	1.84%	1.14%
Savings	2.41%	1.90%	1.01%
Money market	3.32%	2.82%	1.53%
Other time	3.50%	3.14%	2.71%
Certificates - $100,000 and over	3.66%	3.28%	2.41%
Foreign office	3.92%	3.41%	1.94%
Federal funds purchased	4.04%	3.50%	1.98%
Short-term bank notes	-	-	1.97%
Other short-term borrowings	3.27%	2.92%	1.64%
Long-term debt	4.25%	3.80%	2.93%
Total interest-bearing liabilities	3.21%	2.82%	1.87%

Ratios:
Net interest margin (taxable equivalent)	3.11%	3.16%	3.35%
Net interest rate spread (taxable equivalent)	2.54%	2.66%	2.99%
Interest-bearing liabilities to interest-earning assets	82.31%	82.31%	80.38%

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	Year to Date		% Change
	December 2005	December 2004	Yr/Yr
Assets
Interest-earning assets:
Loans and leases	$67,737	$57,042	19%
Taxable securities	24,017	29,365	(18%	)
Tax exempt securities	789	917	(14%	)
Other short-term investments	193	315	(39%	)
Total interest-earning assets	92,736	87,639	6%
Cash and due from banks	2,758	2,216	24%
Other assets	8,102	5,763	41%
Allowance for loan and lease losses	(720)	(722)	-
Total assets	$102,876	$94,896	8%

Liabilities
Interest-bearing liabilities:
Interest checking	$18,884	$19,434	(3%	)
Savings	10,007	7,941	26%
Money market	5,170	3,473	49%
Other time	8,491	6,208	37%
Certificates - $100,000 and over	4,001	2,403	67%
Foreign office	3,967	4,449	(11%	)
Federal funds purchased	4,225	5,896	(28%	)
Short-term bank notes	248	1,003	(75%	)
Other short-term borrowings	5,038	6,640	(24%	)
Long-term debt	16,384	13,323	23%
Total interest-bearing liabilities	76,415	70,770	8%
Demand deposits	13,868	12,327	13%
Other liabilities	3,276	2,939	11%
Total liabilities	93,559	86,036	9%
Shareholders' equity	9,317	8,860	5%
Total liabilities and shareholders' equity	$102,876	$94,896	8%

Average common shares outstanding (in thousands):
Basic	554,411	561,259	(1%	)
Diluted	558,443	568,234	(2%	)

Yield Analysis
Interest-earning assets:
Loans and leases	5.80%	5.01%
Taxable securities	4.30%	4.15%
Tax exempt securities	7.39%	7.44%
Other short-term investments	2.89%	1.48%
Total interest-earning assets	5.42%	4.73%

Interest-bearing liabilities:
Interest checking	1.66%	0.89%
Savings	1.76%	0.72%
Money market	2.71%	1.12%
Other time	3.09%	2.62%
Certificates - $100,000 and over	3.22%	1.99%
Foreign office	3.17%	1.31%
Federal funds purchased	3.26%	1.30%
Short-term bank notes	2.60%	1.46%
Other short-term borrowings	2.74%	1.14%
Long-term debt	3.66%	2.95%
Total interest-bearing liabilities	2.66%	1.56%

Ratios:
Net interest margin (taxable equivalent)	3.23%	3.48%
Net interest rate spread (taxable equivalent)	2.76%	3.17%
Interest-bearing liabilities to interest-earning assets	82.40%	80.75%

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended
	December 2005	September 2005	June 2005	March 2005	December 2004
Assets
Interest-earning assets:
Loans and leases	$70,489	$68,556	$66,762	$65,076	$59,440
Taxable securities	22,376	24,013	24,771	24,935	28,379
Tax exempt securities	698	787	815	856	866
Other short-term investments	200	115	130	328	480
Total interest-earning assets	93,763	93,471	92,478	91,195	89,165
Cash and due from banks	2,847	2,742	2,822	2,619	2,445
Other assets	8,105	8,207	8,182	7,909	6,171
Allowance for loan and lease losses	(727)	(721)	(717)	(714)	(719)
Total assets	$103,988	$103,699	$102,765	$101,009	$97,062

Liabilities
Interest-bearing liabilities:
Interest checking	$17,828	$18,498	$19,267	$19,972	$19,345
Savings	11,036	9,939	9,697	9,339	8,447
Money market	5,974	5,154	4,755	4,786	4,227
Other time	9,143	8,730	8,286	7,787	6,681
Certificates - $100,000 and over	4,354	4,156	3,946	3,539	2,106
Foreign office	3,703	3,925	3,907	4,340	4,073
Federal funds purchased	4,771	4,001	3,952	4,170	4,880
Short-term bank notes	-	-	230	775	1,188
Other short-term borrowings	4,408	5,619	5,190	4,933	5,140
Long-term debt	15,956	16,914	17,049	15,604	15,585
Total interest-bearing liabilities	77,173	76,936	76,279	75,245	71,672
Demand deposits	14,099	13,977	13,905	13,484	13,107
Other liabilities	3,236	3,335	3,357	3,172	3,054
Total liabilities	94,508	94,248	93,541	91,901	87,833
Shareholders’ equity	9,480	9,451	9,224	9,108	9,229
Total liabilities and shareholders’ equity	$103,988	$103,699	$102,765	$101,009	$97,062

Average common shares outstanding (in thousands):
Basic	553,591	553,855	553,872	556,362	560,162
Diluted	556,322	557,681	558,176	561,659	566,108

Yield Analysis
Interest-earning assets:
Loans and leases	6.20%	5.90%	5.64%	5.42%	5.20%
Taxable securities	4.31%	4.22%	4.33%	4.34%	4.11%
Tax exempt securities	7.51%	7.42%	7.29%	7.36%	7.37%
Other short-term investments	4.41%	3.49%	3.28%	1.56%	2.00%
Total interest-earning assets	5.75%	5.48%	5.30%	5.13%	4.86%

Interest-bearing liabilities:
Interest checking	2.10%	1.84%	1.49%	1.27%	1.14%
Savings	2.41%	1.90%	1.44%	1.15%	1.01%
Money market	3.32%	2.82%	2.37%	2.14%	1.53%
Other time	3.50%	3.14%	2.93%	2.72%	2.71%
Certificates - $100,000 and over	3.66%	3.28%	2.92%	2.92%	2.41%
Foreign office	3.92%	3.41%	2.98%	2.48%	1.94%
Federal funds purchased	4.04%	3.50%	2.97%	2.41%	1.98%
Short-term bank notes	-	-	2.84%	2.53%	1.97%
Other short-term borrowings	3.27%	2.92%	2.63%	2.18%	1.64%
Long-term debt	4.25%	3.80%	3.46%	3.10%	2.93%
Total interest-bearing liabilities	3.21%	2.82%	2.44%	2.12%	1.87%

Ratios:
Net interest margin (taxable equivalent)	3.11%	3.16%	3.29%	3.38%	3.35%
Net interest rate spread (taxable equivalent)	2.54%	2.66%	2.86%	3.01%	2.99%
Interest-bearing liabilities to interest-earning assets	82.31%	82.31%	82.48%	82.51%	80.38%

Fifth Third Bancorp and Subsidiaries

Summary of Loans and Leases

$ in millions

(unaudited)

	For the Three Months Ended
	December 2005	September 2005	June 2005	March 2005	December 2004
Average Loans and Leases (including unearned income)
Commercial:
Commercial loans	$18,909	$18,203	$17,768	$18,073	$15,565
Commercial mortgage	9,159	9,095	9,042	8,385	7,617
Commercial construction	6,051	5,700	5,467	4,870	4,247
Commercial leases	3,611	3,537	3,436	3,393	3,333
Subtotal - commercial	37,730	36,535	35,713	34,721	30,762
Consumer:
Residential mortgage	8,444	8,271	8,453	8,417	7,346
Residential construction	673	624	576	468	378
Credit card	825	778	755	830	827
Home equity	11,884	11,702	11,325	10,909	10,403
Other consumer loans	9,251	8,868	8,089	7,752	7,592
Consumer leases	1,682	1,778	1,851	1,979	2,132
Subtotal - consumer	32,759	32,021	31,049	30,355	28,678
Total average loans and leases	$70,489	$68,556	$66,762	$65,076	$59,440

End of Period Loans and Leases Serviced
Commercial:
Commercial loans	$19,174	$18,591	$18,013	$17,500	$16,058
Commercial mortgage	9,188	9,138	9,091	9,048	7,636
Commercial construction	6,342	5,880	5,590	5,365	4,348
Commercial leases	3,695	3,619	3,527	3,416	3,426
Subtotal - commercial	38,399	37,228	36,221	35,329	31,468
Consumer:
Residential mortgage	7,152	7,353	7,042	7,416	6,988
Residential construction	695	649	611	557	378
Credit card	866	805	749	790	843
Home equity	12,000	11,766	11,521	11,085	10,508
Other consumer loans	9,218	9,215	8,340	7,824	7,572
Consumer leases	1,595	1,738	1,812	1,901	2,051
Subtotal - consumer	31,526	31,526	30,075	29,573	28,340
Total portfolio loans and leases	69,925	68,754	66,296	64,902	59,808

Loans held for sale	1,304	1,237	783	809	559

Operating lease equipment	143	159	161	224	304

Loans and Leases Serviced for Others:
Residential mortgage (a)	25,669	24,525	24,497	23,341	23,026
Commercial mortgage (b)	2,126	2,095	2,067	2,043	2,045
Commercial loans (c)	2,754	2,528	2,346	2,351	1,941
Commercial leases (b)	264	240	269	271	323
Consumer loans (d)	871	972	1,089	1,192	1,298
Total loans and leases serviced for others	31,684	30,360	30,268	29,198	28,633
Total loans and leases serviced	$103,056	$100,510	$97,508	$95,133	$89,304
(a)	Fifth Third sells certain residential mortgage loans, primarily conforming and fixed-rate in nature and retains servicing responsibilities
(b)	Fifth Third sells certain commercial mortgage loans and commercial leases and retains servicing responsibilities
(c)	Fifth Third transfers, subject to credit recourse and with servicing retained, certain investment grade commercial loans to an unconsolidated qualified special purpose entity, which is wholly-owned by an independent third party
(d)	Fifth Third sells certain consumer loans and retains servicing responsibilities

Fifth Third Bancorp and Subsidiaries

Regulatory Capital (a)

$ in millions

(unaudited)

	As of
	December 2005	September 2005	June 2005	March 2005	December 2004
Tier 1 capital:
Shareholders’ equity	$9,446	$9,385	$9,353	$8,888	$8,924
Goodwill and certain other intangibles	(2,377)	(2,396)	(2,409)	(2,410)	(1,129)
Unrealized (gains) losses	405	310	127	314	101
Other	735	731	712	717	626
Total tier 1 capital	$8,209	$8,030	$7,783	$7,509	$8,522
Total risk-based capital:
Tier 1 capital	$8,209	$8,030	$7,783	$7,509	$8,522
Qualifying allowance for credit losses	838	823	819	809	806
Qualifying subordinated notes	1,193	1,193	1,312	1,316	848
Total risk-based capital	$10,240	$10,046	$9,914	$9,634	$10,176
Risk-weighted assets	$97,399	$95,083	$91,791	$89,401	$82,633
Ratios:
Average shareholders’ equity to average assets	9.12%	9.11%	8.98%	9.02%	9.51%
Regulatory capital:
Tier 1 capital	8.43%	8.45%	8.48%	8.40%	10.31%
Total risk-based capital	10.51%	10.57%	10.80%	10.78%	12.31%
Tier 1 leverage	8.08%	7.93%	7.76%	7.62%	8.89%

(a) Current period regulatory capital data and ratios are estimated

Fifth Third Bancorp and Subsidiaries

Asset Quality

$ in millions

(unaudited)

	For the Three Months Ended
	December 2005	September 2005	June 2005	March 2005	December 2004
Summary of Credit Loss Experience
Losses charged off:
Commercial, financial and agricultural loans	($35)	($24)	($24)	($16)	($19)
Real estate - commercial mortgage loans	(3)	(5)	(3)	(2)	(7)
Real estate - construction loans	(3)	(1)	-	(1)	(3)
Real estate - residential mortgage	(5)	(3)	(5)	(5)	(4)
Consumer loans	(58)	(41)	(40)	(42)	(42)
Commercial lease financing	(28)	(1)	-	(8)	(3)
Consumer lease financing	(5)	(4)	(4)	(6)	(6)
Total losses	(137)	(79)	(76)	(80)	(84)

Recoveries of losses previously charged off:
Commercial, financial and agricultural loans	10	5	6	3	4
Real estate - commercial mortgage loans	1	-	1	1	1
Real estate - construction loans	-	-	-	1	-
Real estate - residential mortgage	-	-	-	-	-
Consumer loans	8	9	12	11	12
Commercial lease financing	-	-	1	-	-
Consumer lease financing	1	1	1	1	2
Total recoveries	20	15	21	17	19

Net losses charged off:
Commercial, financial and agricultural loans	(25)	(19)	(18)	(13)	(15)
Real estate - commercial mortgage loans	(2)	(5)	(2)	(1)	(6)
Real estate - construction loans	(3)	(1)	-	-	(3)
Real estate - residential mortgage	(5)	(3)	(5)	(5)	(4)
Consumer loans	(50)	(32)	(28)	(31)	(30)
Commercial lease financing	(28)	(1)	1	(8)	(3)
Consumer lease financing	(4)	(3)	(3)	(5)	(4)
Total net losses charged off	($117)	($64)	($55)	($63)	($65)

Allowance for loan and lease losses, beginning	$727	$722	$717	$713	$713
Total net losses charged off	(117)	(64)	(55)	(63)	(65)
Provision for loan and lease losses	134	69	60	67	65
Allowance for loan and lease losses, ending	$744	$727	$722	$717	$713

Reserve for unfunded commitments, beginning	$69	$71	$67	$72	$72
Provision for unfunded commitments	1	(2)	4	(6)	-
Acquisitions	-	-	-	1	-
Reserve for unfunded commitments, ending	$70	$69	$71	$67	$72

Components of allowance for credit losses:
Allowance for loan and lease losses	$744	$727	$722	$717	$713
Reserve for unfunded commitments	70	69	71	67	72
Total allowance for credit losses	$814	$796	$793	$784	$785

Nonperforming and underperforming assets
Nonaccrual loans and leases (a)	$294	$285	$273	$268	$228
Renegotiated loans and leases	-	1	1	1	1
Other assets, including other real estate owned	67	65	66	74	74
Total nonperforming assets	361	351	340	343	303
Ninety days past due loans and leases (a)	155	156	129	129	142
Total underperforming assets	$516	$507	$469	$472	$445

Ratios
Net losses charged off as a percent of average loans and leases	0.67%	0.38%	0.34%	0.40%	0.44%
Allowance for loan and lease losses as a percent of loans and leases	1.06%	1.06%	1.09%	1.11%	1.19%
Allowance for credit losses as a percent of loans and leases	1.16%	1.16%	1.20%	1.21%	1.31%
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned	0.52%	0.51%	0.51%	0.53%	0.51%
Underperforming assets as a percent of loans, leases and other assets, including other real estate owned	0.74%	0.74%	0.71%	0.73%	0.74%

(a) Nonaccrual includes $29 million and Ninety Days Past Due includes $48 million of residential mortgage loans as of December 31, 2005